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                                                                       EXHIBIT 5

                           GIORDANO, HALLERAN & CIESLA
                           A PROFESSIONAL CORPORATION

                                ATTORNEYS AT LAW

                               PLEASE RESPOND TO:
                          U.S. POSTAL SERVICE ADDRESS:
                               POST OFFICE BOX 190
                          MIDDLETOWN, NEW JERSEY 07748

                                       OR:
                  HAND DELIVERY AND OVERNIGHT SERVICE ADDRESS:
                               125 HALF MILE ROAD
                           RED BANK, NEW JERSEY 07701

                                 (732) 741-3900
                               FAX: (732) 224-6599

                                 www.ghclaw.com

DIRECT DIAL NUMBER             DIRECT EMAIL                    CLIENT/MATTER NO.
(732) 219-5483                 pforlenza@ghclaw.com            12068-0015

                                September  , 2002

Stratus Services Group, Inc.
500 Craig Road
Manalapan, New Jersey 07726

Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-1 (the "Registration Statement") filed by Stratus Services Group, Inc., a New Jersey corporation (the "Company") on or about the date of this letter under the Securities Act of 1933, as amended (the "Act") with the Securities and Exchange Commission for the registration of 41,295,971 shares of the Company's common stock, $.01 par value (the "Common Stock"), which are proposed to be offered and sold by certain selling stockholders following (a) conversion of the Company's Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock (such shares of Common Stock to be referred to herein as the Series A Shares, the Series E Shares and the Series F Shares, respectively), (b) the issuance of such shares as dividends on the Series E Preferred Stock and Series F Preferred Stock (the "Dividend Shares") and (c) the exercise of certain outstanding warrants (the "Warrants") to acquire Common Stock (the "Warrant Shares").

     We have examined the original, or a photostatic or certified copy, of such records and certificates of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies and the correctness of all statements of fact contained therein. In addition, we have assumed in rendering the opinion set forth below that (A) dividends on the Series E Preferred Stock and Series F Preferred Stock will be duly declared by the Company's Board of Directors prior to the issuance of the Dividend Shares and (B) any stock certificate evidencing any shares of the Company's Common

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[SEAL]

 GIORDANO, HALLERAN & CIESLA
 A PROFESSIONAL CORPORATION
      ATTORNEYS AT LAW

Stratus Services Group, Inc.]
September 26, 2002
Page 2

     Stock when issued upon conversion of the Series A Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, as a dividend on the Series E Preferred Stock or Series F Preferred Stock or upon the exercise of a Warrant, will have been countersigned by the Company's transfer agent and registered by the Company's registrar prior to their issuance.

          Based upon our examination mentioned above, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that:

     1. The Series A Shares, when issued upon conversion and in accordance with the terms of the Series A Preferred Stock, will be validly issued, fully paid and non-assessable.

     2. The Series E Shares, when issued upon conversion and in accordance with the terms of the Series E Preferred Stock, will be validly issued, fully paid and non-assessable.

     3. The Series F Shares, when issued upon conversion and in accordance with the terms of the Series F Preferred Stock, will be validly issued, fully paid and non-assessable.

     4. The Dividend Shares, when issued in accordance with the terms of the Series E Preferred Stock or Series F Preferred Stock, as the case may be, will be validly issued, fully paid and non-assessable.

     5. The Warrant Shares, when issued to and paid for by the holders of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing under the caption "Legal Matters" in the Prospectus that forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
     Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

                                               Very truly yours,

                                               GIORDANO, HALLERAN & CIESLA
                                               A Professional Corporation